PROSPECTUS Dated                                       Pricing Supplement No. 34
January 17, 2006                                       December 11, 2006



                               U.S. $18,000,000,000           Rule 424 (b)(3)
                                                          Registration Statement
                            FORD MOTOR CREDIT COMPANY         No. 333-131062


                           FLOATING RATE DEMAND NOTES


                          - - - - - - - - - - - - - - -


                             Interest Rate Per Annum
                             - - - - - - - - - - - -

Period          Tier One Notes          Tier Two Notes          Tier Three Notes
Beginning       Under $15,000           $15,000-$50,000          Over $50,000
----------      --------------          ---------------         ----------------
12/11/2006          5.75%                     5.90%                   6.05%